                         GENERAL PARTNERSHIP AGREEMENT

                                       OF
                SDI OF ___________, _______________ PARTNERSHIP
                                   CIF #____

    Sonic Restaurants, Inc. (the "Managing Partner"), an Oklahoma corporation and Sonic Industries Inc. (the "Supervising Partner"), an Oklahoma corporation, enter into this General Partnership Agreement (this "Agreement") of SDI of ________, __________ Partnership (the "Partnership") as of the ___ day of
___________, 199_.

                              W I T N E S S E T H:

    Whereas, the parties wish to form an Oklahoma general partnership to operate the Sonic drive-in restaurant located at _____________________________, __________________ (the "Restaurant"); and

    Whereas, the parties wish to set forth the terms and conditions regarding that general partnership.

    Now, therefore, in consideration of the mutual covenants contained in this Agreement, the parties agree as follows:

    1. NAME OF PARTNERSHIP. The name of the Partnership is "SDI of ___________, _______________ Partnership."

    2. BUSINESS OF THE PARTNERSHIP. The Partnership shall have the authority to engage in the business of operating the Restaurant; to engage in any and all general business activities relating to the operation of the Restaurant; and, generally, to do all things necessary or appropriate for the operation of the Partnership's business.

    3. COMPLIANCE AND AGREEMENT WITH TERMS OF LICENSE AGREEMENT. The Supervising Partner and the Working Partner (as defined in Section 12) shall take all necessary and appropriate actions to have the Partnership comply with the terms and conditions of the license agreement with Sonic Industries Inc. ("Sonic") for the Restaurant now in existence and as later amended, renewed, converted or substituted (the "License Agreement"). In addition, the Supervising Partner and the Working Partner agree to become personally bound by and hereby agree to the terms and provisions of the License Agreement relating to (a) the safeguarding of confidential information and (b) any covenants not to compete.

    4. OTHER ACTIVITIES OF THE MANAGING PARTNER. The Managing Partner shall have the right to conduct other business activities outside the operation of the Partnership, including activities which may compete with the Partnership. The Managing Partner may conduct those activities separately, jointly with others, or as a part of any other general or limited partnership, joint venture, limited liability company, or business entity. Nothing in this Agreement shall prevent the Managing Partner from dealing with the Partnership as an independent party or through any business entity, including the performance of services or the sale or leasing of real estate, improvements, equipment, materials or supplies to the Partnership. Furthermore, nothing in this Agreement shall require the Managing Partner or its affiliates to permit the Partnership to participate in their outside activities or to present to the Partnership any particular investment opportunity which comes to their attention even if the opportunity may meet the investment objectives of the Partnership.

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    5.   PARTITION.  The parties expressly waive any partition rights they may have under any applicable partnership law.

    6. TERM OF PARTNERSHIP. The Partnership shall commence on the date first set forth above. This Agreement shall terminate and the Partnership shall dissolve and terminate (a) upon the Managing Partner's election to terminate the Partnership by giving written notice of termination to the other partners or (b) upon the terms and conditions set forth below.

    7. PRINCIPAL PLACE OF BUSINESS. The Partnership shall have its principal place of business at the address of the Restaurant as set forth above.

    8.   PERCENTAGE INTERESTS AND CAPITAL CONTRIBUTION OF PARTNERS.   The
parties shall have the following percentage interests in the Partnership and shall contribute the following amounts to the capital of the Partnership:

    PARTNER                  PERCENTAGE          AMOUNT
    -------                  ----------          ------
    Managing Partner             99%           $49,500.00
    Supervising Partner           1%              $500.00

    9. DUTIES AND COMPENSATION OF THE MANAGING PARTNER. The Managing Partner shall set the operating policies of the Partnership. The Partnership shall reimburse the Managing Partner for all royalty payments, advertising fees, and other payments it has the obligation to pay to Sonic Industries Inc. as the licensee for the Restaurant. The Partnership shall treat that reimbursement as an expense of the Partnership and shall pay the amounts whether or not the Partnership operates at a profit. The Partnership shall not pay any other compensation to the Managing Partner except as provided by Section 14 of this Agreement.

    10. SUPERVISING PARTNER. If, at any time, no person is serving as the Supervising Partner, the Managing Partner may make available for transfer to a Supervising Partner up to 20% of the total percentage interests in the Partnership out of the Managing Partner's percentage interest in the Partnership without the consent of the Working Partner. Any Supervising Partner who receives the interest shall pay the Managing Partner a purchase price for the interest in an amount determined by the Managing Partner, in its sole discretion.

    11. DUTIES AND COMPENSATION OF THE SUPERVISING PARTNER. The Supervising Partner shall manage the Restaurant, subject to the advice and recommendations of the Managing Partner. The Supervising Partner shall provide complete management and staffing for the Restaurant and shall have responsibility for the day-to-day operations of the Restaurant, including (without limitation) the hiring and firing of personnel, the required accounting for the operations of the Restaurant, and the adherence to all applicable policies of Sonic Industries Inc. The Supervising Partner shall comply with all obligations and duties of the Managing Partner under the license agreement with Sonic Industries Inc. The Partnership may pay the Supervising Partner a monthly guaranteed payment (in an amount determined by the Managing Partner) from Partnership funds. The Partnership shall treat any guaranteed payment to the Supervising Partner as an expense of the Partnership and the Partnership may pay the amount whether or not the Partnership operates at a profit. The Partnership shall not pay any other compensation to the Supervising Partner except as provided by Section 14 of this Agreement.

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    12.  WORKING PARTNER.  If, at any time, no person is serving as the Working
Partner, the Managing Partner may make available for transfer to a Working Partner up to 25% of the total percentage interests in the Partnership out of the Managing Partner's percentage interest in the Partnership without the consent of the Supervising Partner. The Managing Partner shall transfer the amount to a Working Partner selected by the Managing Partner after receiving input from the Supervising Partner. Any Working Partner who receives the interest shall pay the Managing Partner a purchase price for the interest in an amount determined by the Managing Partner, in its sole discretion.

    13. DUTIES AND COMPENSATION OF THE WORKING PARTNER. The Working Partner shall work as the manager of the Restaurant full time and shall have responsibility for the day-to-day operation of the Restaurant, subject to the supervision of the Supervising Partner. The Partnership may pay the Working Partner a monthly guaranteed payment (in an amount determined by the Managing Partner) from Partnership funds. The Partnership shall treat any guaranteed payment to the Working Partner as an expense of the Partnership and the Partnership may pay the amount whether or not the Partnership operates at a profit. The Partnership shall not pay any other compensation to the Working Partner except as provided by Section 14 of this Agreement.

    14. CASH DISTRIBUTIONS AND PROFITS AND LOSSES. All partners shall share in the cash distributions and profits and losses of the Partnership in proportion to their percentage interests in the Partnership. The Partnership shall have the right to require each of the partners to make additional capital contributions to the Partnership from time to time in an amount sufficient to offset all or part of any Partnership losses.

    15.  LIMITATIONS ON DISTRIBUTIONS OF FUNDS.   The Partnership shall
distribute its funds to the partners only upon approval of a majority in interest of the partners. In no event shall the capital accounts fall below the original total contribution of all of the partners, except in the event of partnership losses.

    16. SUBSTITUTIONS, ASSIGNMENTS, WITHDRAWALS AND ADMISSIONS OF ADDITIONAL PARTNERS. No partner shall substitute a partner in its place or sell, assign, transfer or pledge all or any part of its interest in the Partnership without the consent of the partners holding a majority in interest of the Partnership interests.

    17.  DISSOLUTION OF PARTNERSHIP IN THE EVENT OF DEATH, RESIGNATION,
JUDICIAL DETERMINATION OF INCOMPETENCY OR BANKRUPTCY. In the event of the death, resignation, judicial determination of incompetency, or bankruptcy of any partner, the Partnership shall dissolve. However, the happening of any of those events shall have no effect upon the continuance of the Partnership business as a successor general partnership by the remaining partners in the Partnership. The Managing Partner shall have the right either to purchase the interest of the applicable partner or to terminate and liquidate the Partnership's assets.

    18. MANAGING PARTNER'S OPTION TO PURCHASE SUPERVISING PARTNER'S INTEREST. The Managing Partner shall have the right to purchase any or all of the percentage interest of the Supervising Partner upon 30 days' written notice pursuant to the terms and provisions of that certain Master Agreement, as amended from time to time, between the Managing Partner and the Supervising Partner. In the absence of a Master Agreement, the Managing Partner shall have the right to purchase any or all of the Supervising Partner's percentage interest upon 10 days' written notice for an amount equal to original purchase price of the percentage interest. The Managing Partner shall pay the Supervising Partner for the percentage interest purchased by corporate check within 30 days after the end of the 10-day period, and the Managing Partner shall have the right to offset any amounts due the Partnership or the Managing Partner from the Supervising Partner.

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    19.  MANAGING PARTNER'S OPTION TO PURCHASE WORKING PARTNER'S INTEREST.  The
Managing Partner shall have the right to purchase any or all of the Working Partner's interest upon 10 days' written notice pursuant to the terms and provisions of the Assignment and Assumption Agreement between the Managing Partner and the Working Partner. The Managing Partner shall pay the Working Partner for the percentage interest purchased by corporate check within 30 days after the end of the 10-day period, and the Managing Partner shall have the right to offset any amounts due the Partnership or the Managing Partner from the Working Partner.

    20. PARTNERSHIP LOANS AND FUNDS. All loans and equipment leases by the Partnership shall require the approval of those partners having a majority in interest of the Partnership interests. The Managing Partner and its affiliates may loan money to the Partnership and shall have the right to charge interest on those loans and to take security interests in any assets acquired with the proceeds of those loans. The Partnership may arrange to have the Managing Partner or its affiliates collect the Partnership's daily receipts, deposit those receipts into a collective account, and pay the Partnership's expenses and distributions from that account. The Supervising Partner and the Working Partner waive any right to receive interest on any positive cash balances held by the Managing Partner or its affiliates in the foregoing collective account from time to time.

    21. LIQUIDATION. Upon final dissolution, termination or liquidation of the Partnership and after the payment of all liabilities, the Partnership shall allocate and distribute the remaining assets to the partners in accordance with their percentage interests. No partner, other than the Managing Partner, shall have the right to purchase from the Partnership or receive in distribution any Partnership property other than cash.

    22. INDEMNIFICATION AND LIABILITY OF MANAGING PARTNER. The Partnership shall indemnify and hold the Managing Partner harmless from and against any and all liabilities, claims, causes of action, damages, losses, costs and expenses, including (without limitation) legal and accounting fees, incurred by the Managing Partner in connection with its services as the managing partner of the Partnership as long as its conduct did not constitute gross negligence, willful or wanton misconduct, or a breach of its fiduciary obligations to the Partnership. In carrying out its duties under this Agreement, the Managing Partner shall not bear liability to the Partnership or the other partners, except for actions involving willful misconduct, fraud, gross negligence, or breach of its fiduciary duties to the Partnership.

    23. GENERAL RELEASE AND COVENANT NOT TO SUE. The Supervising Partner and the Working Partner hereby release Sonic Corp., its subsidiaries, and the officers, directors, employees and agents of Sonic Corp. and its subsidiaries from any and all claims and causes of action, known or unknown, which may exist in favor of the Supervising Partner or the Working Partner. In addition, the Supervising Partner and the Working Partner covenant that the Supervising Partner the Working Partner shall not file or pursue any legal action or complaint against any of the foregoing entities or persons with regard to any of the foregoing claims or causes of action released pursuant to this Section 23.

    24. RESOLUTION OF DISPUTES. The following provisions shall apply to any controversy between the other partners of the Partnership and the Managing Partner (including any director, officer, employee, agent or affiliate of the Managing Partner) and relating (a) to this Agreement (including any claim that any part of this Agreement is invalid, illegal or otherwise void or voidable), or (b) to the parties' business activities with the Managing Partner, whether or not related to the Partnership.

         (a) ARBITRATION. The parties shall resolve the controversy by final and binding arbitration in accordance with the Rules for Commercial Arbitration (the "Rules") of the

    American Arbitration Association in effect at the time of the execution of this Agreement and pursuant to the following additional provisions:

              (1) APPLICABLE LAW. The Federal Arbitration Act (the "Federal Act"), as supplemented by the Oklahoma Arbitration Act (to the extent not inconsistent with the Federal Act), shall apply to the arbitration and all procedural matters relating to the arbitration.

              (2) SELECTION OF ARBITRATORS. The parties shall select one arbitrator within 10 days after the filing of a demand and submission in accordance with the Rules. If the parties fail to agree on an arbitrator within that 10-day period or fail to agree to an extension of that period, the arbitration shall take place before an arbitrator selected in accordance the Rules.

              (3) LOCATION OF ARBITRATION. The arbitration shall take place in Oklahoma City, Oklahoma, and the arbitrator shall issue any award at the place of arbitration. The arbitrator may conduct hearings and meetings at any other place agreeable to the parties or, upon the motion of a party, determined by the arbitrator as necessary to obtain significant testimony or evidence.

              (4) DISCOVERY. The arbitrator shall have the power to authorize all forms of discovery (including depositions, interrogatories and document production) upon the showing of (a) a specific need for the discovery, (b) that the discovery likely will lead to material evidence needed to resolve the controversy, and (c) that the scope, timing and cost of the discovery is not excessive.

              (5) AUTHORITY OF ARBITRATOR. The arbitrator shall not have the power (a) to alter, modify, amend, add to, or subtract from any term or provision of this Agreement; (b) to rule upon or grant any extension, renewal or continuance of this Agreement; or (c) to grant interim injunctive relief prior to the award.

              (6) ENFORCEMENT OF AWARD. The prevailing party shall have the right to enter the award of the arbitrator in any court having jurisdiction over one or more of the parties or their assets. The parties specifically waive any right they may have to apply to any court for relief from the provisions of this Agreement or from any decision of the arbitrator made prior to the award.

         (b) ATTORNEYS' FEES AND COSTS. The prevailing party to the arbitration shall have the right to an award of its reasonable attorneys' fees and costs incurred after the filing of the demand and submission. If Sonic prevails, the award shall include an amount for that portion of Sonic's administrative overhead reasonably allocable to the time devoted by Sonic's in-house legal staff.

    25. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement of the parties with regard to the subject matter of this Agreement and replaces and supersedes all other written and oral agreements and statements of the parties relating to the subject matter of this Agreement.

    26. WAIVER. The failure of a party to insist in any one or more instances on the performance of any term or condition of this Agreement shall not operate as a waiver of any future performance of that term or condition.

    27. INTERPRETATION. The use of the masculine, feminine, or neuter genders in this Agreement, when appropriate, shall include the masculine, feminine or neuter gender, and the use of the singular, when appropriate, shall include the plural, and vice versa.

    28. ASSIGNMENT. No party may assign any of the party's rights or delegate any of the party's obligations under this Agreement.

    29. HEADINGS. The headings used in this Agreement appear strictly for the parties' convenience in identifying the provisions of this Agreement and shall not affect the construction or interpretation of the provisions of this Agreement.

    30. BINDING EFFECT. This Agreement binds and inures to the benefit of the parties and their respective successors, legal representatives, heirs and permitted assigns.

    31. AMENDMENTS. The partners holding a majority in interest of the interests in the Partnership may amend this Agreement. No amendment to this Agreement shall become effective or binding on the parties, unless made in writing.

    32. TIME. Time constitutes an essential part of each and every part of this Agreement.

    33. NOTICE. Except as otherwise provided in this Agreement, when this Agreement makes provision for notice or concurrence of any kind, the sending party shall deliver or address the notice to the other party by certified mail, telecopy, or nationally-recognized overnight delivery service to the following address or telecopy number:

    The Managing Partner:         101 Park Avenue
                                  Oklahoma City, Oklahoma 73102
                                  (405) 280-7627

    The Supervising Partner:      101 Park Avenue
                                  Oklahoma City, Oklahoma  73102
                                  (405) 280-7516

    34. GOVERNING LAW. Notwithstanding the place where the parties execute this Agreement, the internal laws of Oklahoma shall govern the construction of the terms and the application of the provisions of this Agreement. The federal and state courts in Oklahoma County, Oklahoma, shall constitute the proper venue and forum for any action arising out of or in any way related to this Agreement. Each party to this Agreement hereby consents to any those court's exercise of personal jurisdiction over the party in that type of action and expressly waives all objections that the party otherwise might have to that exercise of personal jurisdiction.

    35. SEVERABILITY. If a court of competent jurisdiction holds any provision of this Agreement invalid or ineffective with respect to any person or circumstance, the holding shall not affect the remainder of this Agreement or the application of this Agreement to any other person or circumstance. If a court of competent jurisdiction holds any provision of this Agreement too broad to allow enforcement of the provision to its full extent, the court shall have the power and authority to enforce the provision to the maximum extent permitted by law and may modify the scope of the provision accordingly pursuant to an order of the court.

    In witness of their agreement, the parties have executed this Agreement on the day and year first set forth above.

Managing Partner:                      Sonic Restaurants, Inc.
                                       By:
                                           ---------------------------------
                                           (Vice) President
                                       Date:               , 199
                                             ---------- ---     --
Attest:

------------------------------------
(Assistant) Secretary

Supervising Partner:                   Sonic Industries Inc.
                                       By:
                                           ---------------------------------
                                           (Vice) President
                                       Date:               , 199
                                             ---------- ---     --
Attest:

------------------------------------
(Assistant) Secretary

                                 OPERATING AGREEMENT
                                          OF
                 SDI OF __________________, __________________, L.C.

    Sonic Restaurants, Inc. (the "Manager"), an Oklahoma corporation having its principal place of business in Oklahoma; and Sonic Industries Inc. (the "Supervisor"), an Oklahoma corporation having its principal place of business in Oklahoma, hereby enter into this Operating Agreement (this "Agreement") as of the ____ day of __________, 199_.

                  ARTICLE I: FORMATION OF LIMITED LIABILITY COMPANY

    1.01. FORMATION AND NAME. The Manager and the Supervisor hereby form a limited liability company, designated SDI of __________, __________, L.C. (the "Company"), pursuant to the Oklahoma Limited Liability Company Act (the "Act"), to develop, own, operate and maintain the Sonic drive-in restaurant (the "Restaurant") located at __________, __________, _________; generally, to have the authority to engage in any and all general business activities related to the foregoing purpose or in any way incidental to the foregoing purpose; and to do all things necessary or appropriate for the operation of the Company's business, including (without limitation) the acts specified in Section 2003 of the Act.

    1.02. TERM. The term of the Company shall commence on the filing of its articles of organization with the Oklahoma Secretary of State and shall terminate on the date on which the Company has sold its last assets and concluded its affairs, unless sooner terminated as provided in Article X of this Agreement.

    1.03. PRINCIPAL PLACE OF BUSINESS. The Company shall have its principal place of business at __________, __________, __________ _______, or at any
other location the Manager may determine, effective upon notice to the other Members of the Company.

    1.04. REGISTERED AGENT. The Manager shall serve as the registered agent of the Company.

                               ARTICLE II:  DEFINITIONS

    Unless the context of their use in this Agreement requires otherwise, the following words and phrases shall have the following meanings when used in initially-capitalized form in this Agreement:

    2.01. AFFILIATE. The word "Affiliate" shall mean any person or entity that directly or indirectly controls, is controlled by, or is under common control with another entity. The word "control" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of an entity, whether through the ownership of voting securities, by contract, or otherwise.

    2.02. CAPITAL ACCOUNT. The phrase "Capital Account" shall mean the account established for each party to this Agreement to which the Company shall credit the party's contributions and share of profits and to which the Company shall charge the party's distributions and share of losses. If the Company makes any distribution of property other than cash, it shall make the distribution at the property's fair market value, as reasonably determined by the Manager. The Company also shall credit or charge the accounts with any non-taxable income and any costs or losses which the parties cannot capitalize or deduct for federal income tax purposes.

    2.03. CODE. The word "Code" shall mean the Internal Revenue Code of 1986, as amended.

    2.04. FISCAL YEAR. The phrase "Fiscal Year" shall mean the annual period ending on August 31 of each year.

    2.05. MANAGER. The word "Manager" shall mean Sonic Restaurants, Inc., an Oklahoma corporation, and its successors.

    2.06.  MEMBER.  The word "Member" shall mean each party to this Agreement.

    2.07. MEMBER INTERESTS. The phrase "Member Interests" shall mean the percentage interests of the Members in the Company.

    2.08. NET CASH FLOW. The phrase "Net Cash Flow" shall mean, with respect to any accounting period, the amount (if any) by which the Proceeds
(including any proceeds received from fire and casualty insurance to the extent not used to rebuild or replace the property involved) exceed the sum of the following items: (a) all principal and interest payments on mortgages and other indebtedness of the Company and all other sums the Company paid to lenders; (b) all cash expenditures (including expenditures for capital improvements) incurred by the Company; and (c) any cash reserves which the Manager deems reasonably necessary for the proper operation of the Company, including (without limitation) the payment of worker's compensation insurance, multi-peril insurance, and property taxes.

    2.09. PROCEEDS. The word "Proceeds" shall mean all cash receipts and funds the Company receives from any source and, also, shall include any cash reserves which the Company previously set aside and which the Manager no longer deems reasonably necessary for the proper operation of the Company.

    2.10. REGULATIONS. The word "Regulations" shall mean any temporary or final Treasury Regulation promulgated with regard to the Code.

                         ARTICLE III: CAPITAL CONTRIBUTIONS

    3.01. MEMBER CONTRIBUTIONS. Each party to this Agreement shall make the following contributions to the capital of the Company and shall have the following percentage interest in the Company:

         MEMBER                   AMOUNT              PERCENTAGE
         ------                   ------              ----------

         Manager                $49,500.00               99%
         Supervisor             $   500.00                1%

    The Company shall have the right to require each of the members to make additional capital contributions to the Company from time to time in an amount sufficient to offset all or part of any Company losses.

    3.02. SPECIAL PROVISIONS. The following special provisions shall apply to the Capital Accounts of the Members:

           (a) Upon the transfer of all or part of an interest in the Company, the Company shall carry over the Capital Account of the transferring Member in accordance with Regulation Section 1.704(b)(2)(iv). However, if the transfer of an interest in the Company causes a termination of the Company under Code Section 708(b)(1)(B), the Company shall adjust the Capital Account that carries over to the transferee Member in accordance with Regulation Section 1.704(b) in connection with the constructive liquidation of the Company under Regulation 1.708-1. In addition, the Company shall treat the constructive reformation of the Company, for purposes of Section 1.704(b), as the formation of a new entity, and the Company shall determine and maintain the Capital Accounts of the Members of the new entity accordingly.

           (b) The Members intend for the provisions of this Agreement relating to the maintenance of Capital Accounts to comply with Code
    Section 704(b) and all applicable Regulations as interpreted and applied in a manner consistent with Code Section 704(b) and the Regulations.

           (c) If the Manager determines it as prudent to modify the manner in which the Company computes the Capital Accounts, or any debits or credits to the Capital Accounts, in order to comply with the Regulations, the Manager may make the modification as long as it likely will not have a material effect on the amounts distributable to any Member upon the dissolution of the Company. The Manager also may make any adjustments necessary or appropriate to maintain equality between the Capital Accounts of the Members and the amount of capital reflected on the Company's balance sheet, as computed for book purposes, in accordance with Regulation Section 1.704(b)(2)(iv)(q), and the Manager may make any appropriate modifications if unanticipated events might otherwise cause this Agreement not to comply with Regulation Section 1.704(b).

    3.03. INTEREST AND RETURN OF CAPITAL CONTRIBUTIONS. The Company shall not pay interest on the capital contributions or Capital Account of any Member. Prior to the termination of the Company, no Member shall have the right to demand the return of the Member's capital contribution unless the Company has paid all of its liabilities (except liabilities to the Members as a result of their contributions) or the Company will have after the return sufficient assets with which to pay those liabilities. In addition, all of the Members must have consented to the return. No Member shall have the right to demand and receive property other than cash in return for the Member's capital contribution.

    3.04. LOANS. The Manager and its Affiliates may loan money to the Company and shall have the right to charge interest on those loans and to take security interests in any assets acquired with the proceeds of those loans. Loans by a Member to the Company shall not constitute capital contributions.

                              ARTICLE IV: DISTRIBUTIONS

    From time to time, not less than monthly, the Company shall distribute the Company's Net Cash Flow to the Members in accordance with their percentage interests in the Company.

                             ARTICLE V: TAX ALLOCATIONS

    5.01. ALLOCATIONS. The Company shall allocate each item of Company income, gain, loss, deduction and credit for each Fiscal Year to the Members according to their percentage interests in the Company. If a Member's percentage interest varies during a taxable year because of the contribution of additional capital to the Company or because of the transfer of a Member's interest, the Company shall allocate the profits and losses among the applicable Members for each taxable year in proportion to the interest in the Company each Member held during the taxable year in accordance with Code Section 706, using any convention permitted by law and selected by the Manager. The Company shall allocate each item of income, gain, loss, deduction or credit with regard to property contributed to the Company by a Member in a manner which takes into account any difference between the basis of the property to the Company and its fair market value at the time of the contribution in accordance with Code Section 704(c) and the Regulations solely for income tax purposes and not for purposes of maintaining the Capital Accounts of the Members. The Manager shall have the sole discretion to choose among alternatives, if any, set forth in the Regulations for handling the foregoing difference. The Manager also shall have the authority to make special allocations of tax items required under Subchapter K of the Code and the Regulations.

    5.02. METHOD OF ACCOUNTING, ELECTIONS, AND TAX AUDITS. The Company shall adopt the accrual method of accounting and may make other income tax elections as determined by the Manager. The Company shall not make any election excluding it from the application of the provisions of Subchapter K of the Internal Revenue Code of 1986, as amended. The Company shall bear all costs of responding to audits by the Internal Revenue Service and of protesting or contesting adjustments by or on behalf of the Company.

                          ARTICLE VI: CONDUCT OF ACTIVITIES

    6.01. AUTHORITY AND COMPENSATION OF THE MANAGER. The Manager shall have full and final control over all of the activities of the Company and shall have the authority to do all things deemed necessary or desirable by it in the conduct of the business of the Company, including (without limitation) the actions specified in Section 2003 of the Act. If the Manager serves as the licensee under the license agreement for the Restaurant, the Company shall reimburse the Manager for all royalty payments, advertising fees, and other payments the Manager has the obligation to pay to Sonic Industries Inc. as the licensee for the Restaurant. The Company shall treat that reimbursement as an expense of the Company and shall pay the amounts to the Manager whether or not the Company operates at a profit. The Company shall not pay any other compensation to the Manager except as provided by Article IV of this Agreement.

    6.02. DESIGNATION, DUTIES AND COMPENSATION OF THE SUPERVISOR. If, at any time, no person is serving as the Supervisor, the Manager may make available for transfer to a Supervisor up to 20% of the total Member Interests in the Company out of the Manager's Member Interest in the Company without the consent of any other Member. Any Supervisor who receives the interest shall pay the Manager a purchase price for the interest in an amount determined by the Manager, in its sole discretion. The Supervisor shall manage the Restaurant, subject to the advice and recommendations of the Manager. The Supervisor shall provide complete management and staffing for the Restaurant and shall have responsibility for the day-to-day operations of the Restaurant, including (without limitation) the hiring and firing of personnel, the required accounting for the operations of the Restaurant, and the adherence to all applicable policies of Sonic Industries Inc. The Supervisor shall comply with all obligations and duties of the Manager under the license agreement with Sonic Industries Inc. The Company may pay the Supervisor a monthly guaranteed payment (in an amount determined by the Manager) from Company funds. The Company shall treat any guaranteed payment to the Supervisor as an expense of the Company and the Company may pay the amount whether or not the Company operates at a profit. The Company shall not pay any other compensation to the Supervisor except as provided by Article IV of this Agreement.

    6.03. DESIGNATION, DUTIES AND COMPENSATION OF WORKING MANAGER. If, at any time, no person is serving as the Working Manager, the Manager may make available for transfer to a Working Manager up to 25% of the total Member Interests in the Company out of the Manager's Member Interest in the Company without the consent of any other Member. The Manager shall transfer the Member Interest to a Working Manager selected by the Manager after receiving input from the Supervisor. Any Working Manager who receives a Member Interest shall pay the Manager a purchase price for the interest in an amount determined by the Manager, in its sole discretion. The Working Manager shall work as the manager of the Restaurant full time and shall have the authority and responsibility for the day-to-day operation of the Restaurant, subject to the supervision of the Supervisor. The Working Manager shall have the right to a monthly salary (in an amount determined by the Manager) from Company funds. The Company shall treat the salary of the Working Manager as an expense of the Company and the Company shall pay the amount whether or not the Company operates at a profit. The Company shall not pay any other compensation to the Working Manager except as provided by Article IV of this Agreement. The Working Manager shall constitute a Member of the Company but shall not constitute a "manager" of the Company as defined by the Act.

    6.04.  DESIGNATION, AUTHORITY AND COMPENSATION OF TAX MATTERS PARTNER.
The parties hereby designate the Manager as the tax matters partner pursuant to
Section 6231 of the Internal Revenue Code of 1986, as amended. The Company shall reimburse the tax matters partner for its expenses incurred in representing the Company in any administrative or judicial proceeding relating to the tax treatment of Company items. Additionally, if the tax matters partner institutes a proceeding in any United States District Court or Court of Claims and, therefore, has to deposit an amount equal to the proposed increase in tax liability if the Company were to treat the items on its return consistent with the asserted adjustment, the Company shall advance that amount to the tax matters partner. If the court finds the tax matters partner liable as a member of the Company for any additional tax as a result of the adjustment to Company items, the tax matters partner shall repay the Company an amount equal to its liability, without interest, for any funds advanced for the payment of the tax finally determined as due.

    6.05. LIMITATIONS ON AUTHORITY OF SUPERVISOR AND WORKING MANAGER. Without the prior, written consent of the Manager, neither the Supervisor nor the Working Manager shall (a) borrow any money on behalf of the Company, (b) enter into any contract which would commit the Company to pay more that $5,000 during any period of time, or (c) compromise any claim on behalf of the Company in excess of $5,000.

    6.06. COMPLIANCE AND AGREEMENT WITH TERMS OF LICENSE AGREEMENT. The Supervisor and the Working Manager shall take all necessary and appropriate actions to have the Company comply with the terms and conditions of the license agreement with Sonic Industries Inc. ("Sonic") for the Restaurant now in existence and as later amended, renewed, converted or substituted (the "License Agreement"). In addition, the Supervisor and the Working Manager agree to become personally bound by and hereby agree to the terms and provisions of the License Agreement relating to the safeguarding of confidential information.

    6.07 COMPANY FUNDS. The Company may arrange to have the Manager or its Affiliates collect the Company's daily receipts, deposit those receipts into a collective account, and pay the Company's expenses and distributions from that account. The Supervisor and the Working Manager waive any right to receive interest on any positive cash balances held by the Manager or its Affiliates in the foregoing collective account from time to time.

    6.08 RESTRICTIONS ON POWERS. Except as otherwise provided in this Agreement or by the Act, a Member shall not have the authority or power to bind or act on behalf of the Company or any other Member. A Member shall not have the right or power to take any action which would change the Company to a general Company, change the limited liability of a Member, or affect the status of the Company for federal income tax purposes. Unless authorized by this Agreement, no Member, agent or employee of the

Company shall have any power or authority to bind the Company in any way, to pledge its credit, or to render it liable pecuniarily for any purpose.

                      ARTICLE VII: OTHER RIGHTS OF THE PARTIES

    7.01. OUTSIDE ACTIVITIES. Each Member and its Affiliates may have business interests and engage in business activities in addition to those relating to the Company, as long as the business interests or activities do not violate the provisions of Section 6.06 of this Agreement. Each of the parties may engage in whatever other activities the party chooses. Nothing in this Agreement shall prevent the parties to this Agreement or their Affiliates from engaging in any other activities, individually, jointly with others, or as a part of any other limited liability company, limited or general partnership, joint venture, or entity. Nothing in this Agreement shall prevent parties to this Agreement or their Affiliates from dealing with the Company or any of Member of the Company as independent parties or through any business entity, including the performance of services and the sale or leasing of equipment, materials and supplies to the Company or any Member of the Company.
Furthermore, nothing in this Agreement shall require the parties to this Agreement or their Affiliates to permit the Company or any Member of the Company to participate in their outside activities or to present to the Company or any Member of the Company any particular investment opportunity which comes to their attention even if the opportunity meets the investment objectives of the Company or any Member of the Company.

    7.02. INDEMNIFICATION. The Company shall indemnify and hold the Manager harmless from and against any and all liabilities, claims, causes of action, damages, losses, costs and expenses, including (without limitation) legal and accounting fees, incurred by the Manager in connection with its services as the manager of the Company as long as its conduct did not constitute (a) a breach of the Manager's duty of loyalty to the Company or its Members, (2) acts or omissions not in good faith or which involved intentional misconduct or a knowing violation of the law, or (3) a transaction from which the Manager derived an improper personal benefit.

    7.03 LIABILITY. In carrying out its duties under this Agreement, the Manager shall not bear liability to the Company or any Member for monetary damages for its breach of any duty to the Company or its Members except for acts or omissions not in good faith or which involved intentional misconduct or a knowing violation of the law.

    7.04 GENERAL RELEASE AND COVENANT NOT TO SUE. The Supervisor and the Working Manager hereby release Sonic Corp., its subsidiaries, and the officers, directors, employees and agents of Sonic Corp. and its subsidiaries from any and all claims and causes of action, known or unknown, which may exist in favor of the Supervisor or the Working Manager. In addition, the Supervisor and the Working Manager covenant that the Supervisor and the Working Manager shall not file or pursue any legal action or complaint against any of the foregoing entities or persons with regard to any of the foregoing claims or causes of action released pursuant to this Section 7.04.

    7.05. RESOLUTION OF DISPUTES. The following provisions shall apply to any controversy between the other Members of the Company and the Manager (including any director, officer, employee, agent or Affiliate of the Manager) and relating (a) to this Agreement (including any claim that any part of this Agreement is invalid, illegal or otherwise void or voidable), or (b) to the parties' business activities with the Manager, whether or not related to the Company.

         (a) ARBITRATION. The parties shall resolve the controversy by final and binding arbitration in accordance with the Rules for Commercial Arbitration (the "Rules") of the American Arbitration Association in effect at the time of the execution of this Agreement and pursuant to the following additional provisions:

              (1) The Federal Arbitration Act (the "Federal Act"), as supplemented by the Oklahoma Arbitration Act (the "Oklahoma Act") to the extent not inconsistent with the Federal Act, shall apply to the arbitration.

              (2) The parties shall select a sole arbitrator within 10 days after the filing of a demand and submission in accordance with the Rules. If the parties fail to agree on a sole arbitrator within that 10-day period or fail to agree to an extension of that period, the arbitration shall take place before a sole arbitrator selected in accordance with the Rules.

              (3) The arbitration shall take place in Oklahoma City, Oklahoma, and the arbitrator shall issue any award at the place of arbitration. The arbitrator may conduct hearings and meetings at any other place agreeable to the parties or, upon the motion of a party, determined by the arbitrator as necessary to obtain significant testimony or evidence.

              (4) The arbitrator shall have the power to authorize all forms of discovery (including depositions, interrogatories and document production) upon the showing of (a) a specific need for the discovery,
         (b) that the discovery likely will lead to material evidence needed to resolve the controversy, and (c) that the scope, timing and cost of the discovery is not excessive.

              (5) The arbitrator shall not have the power to alter, modify, amend, add to, or subtract from any term or provision of this Agreement; nor rule upon or grant any extension, renewal or continuance of this Agreement; nor award damages or other remedies expressly prohibited by this Agreement; nor grant interim injunctive relief prior to the award.

              (6) The prevailing party shall have the right to enter the award of the arbitrator in any court having jurisdiction over one or more of the parties or their assets. The parties specifically waive any right they may have to apply to any court for relief from the provisions of this Agreement or from any decision of the arbitrator made prior to the award.

         (b) ATTORNEYS' FEES AND COSTS. The prevailing party to the arbitration shall have the right to an award of its reasonable attorneys' fees and costs incurred after the filing of the demand and submission. If the Manager prevails, the award shall include an amount for that portion of the Manager's administrative overhead reasonably allocable to the time devoted by the Manager's in-house legal staff.

                     ARTICLE VIII: TRANSFER OF MEMBER INTERESTS

    No Member shall have the authority to sell, transfer or pledge a Member Interest, except to or with the consent of the Manager. Furthermore, no transferee of a Member Interest in the Company shall become a substituted member until the transferee first agrees in writing to the terms of this Agreement. Each Member hereby consents to the admission to the Company of any transferee complying with the provisions of this Article VIII as a substituted member. No transfer of a Member Interest, including the transfer of less than all of the transferor's rights under this Agreement, or the transfer of Member Interests to more than one party, shall relieve the transferor of any responsibility for the transferor's proportionate share of any expenses, obligations and liabilities under this Agreement with regard to the Member Interest transferred, whether arising prior or subsequent to the transfer, nor shall any transfer require an accounting by the Company between the transferor and transferee (or transferees). Until the transferee has become a substituted member, the Company shall continue to account only to the person to whom it was furnishing notices prior to that time pursuant to Section 11.01 of this Agreement, and that party shall continue to exercise all of the rights applicable to the entire Member Interest owned by the transferor.

                   ARTICLE IX: OPTION TO PURCHASE MEMBER INTERESTS

    The Manager shall have the right to purchase any or all of the Member Interest of the Supervisor upon 30 days' written notice pursuant to the terms and provisions of the Master Agreement, if any, between the Manager and the Supervisor. In the absence of a Master Agreement, the Manager shall have the right to purchase any or all of the Supervisor's Member Interest upon 10 days' written notice for an amount equal to original purchase price of the interest. The Manager shall pay the Supervisor for the interest purchased by corporate check within 30 days after the end of the 10-day period, and the Manager shall have the right to offset any amounts due the Company or the Manager from the Supervisor. The Manager shall have the right to purchase any or all of the Member Interest of the Working Manager upon 10 days' written notice pursuant to the terms and provisions of the Assignment and Assumption Agreement between the Manager and the Working Manager. The Manager shall pay the Working Manager for the Member Interest purchased by corporate check within 30 days after the end of the 10-day period, and the Manager shall have the right to offset any amounts due the Company or the Manager from the Working Manager.

                   ARTICLE X: DURATION, DISSOLUTION AND WINDING UP

    10.01. DURATION. The Company shall continue in existence until the expiration of its term as provided in Section 1.02 of this Agreement, unless terminated pursuant to the provisions of this Article X. The Company shall dissolve upon the occurrence of a Final Terminating Event, upon the adjudication of insolvency of the Manager, upon the institution of proceedings for the liquidation of the Manager by arrangement or composition with its creditors, upon the dissolution of the Manager (except as a part of a corporate merger or reorganization), or upon the occurrence of any event which under the Act causes the dissolution of a limited liability company. Except upon the occurrence of a Final Terminating Event, the Company or any successor limited liability company shall not terminate, but shall continue as a successor limited liability company under all of the terms of this Agreement. The successor limited liability company shall succeed to all of the assets and liabilities of the Company. As used throughout this Agreement, the word "Company" shall include any successor limited liability company.

    10.02. DISSOLUTION AND WINDING UP. Upon the occurrence of a Final Terminating Event, the Manager shall wind up the affairs of the Company and shall make a final accounting. As used in this Agreement, the phrase "Final Terminating Event" shall mean (a) the expiration of the fixed term of the Company or (b) the giving of notice to the Members by the Manager of its election to terminate and wind up the affairs of the Company. Promptly upon the occurrence of a Final Terminating Event, the Company shall sell or convert to cash or cash-equivalent assets (which may include negotiable promissory notes, installment sales contracts, or similar instruments) all non-cash assets of the Company. The Company shall apply the assets first to the payment of all Company liabilities or to the setting up of reserves or escrow accounts for existing liabilities. The Company shall allocate all items of income, gain, loss, deduction and credit among the parties in accordance with this Agreement and shall distribute all assets available for distribution to all parties in the ratio of the positive balances in their Capital Accounts.

    10.03. ARTICLES OF DISSOLUTION. Upon the completion of the distribution of the Company's assets, the Company shall file articles of dissolution as required by the Act or any other state law. Each Member shall take any advisable or proper action necessary to carry out the provisions of this section.

                        ARTICLE XI:  MISCELLANEOUS PROVISIONS

    11.01. NOTICE. Except as otherwise provided in this Agreement, when this Agreement makes provision for notice or concurrence of any kind, the sending party shall deliver or address the notice to the other party by certified mail, telecopy or nationally-recognized overnight delivery service to the following address or telephone number:


    Company:                      101 Park Avenue
                                  Oklahoma City, Oklahoma

    Manager:                      101 Park Avenue
                                  Oklahoma City, Oklahoma 73102

    Supervisor:                   101 Park Avenue
                                  Oklahoma City, Oklahoma  73102

    All notices pursuant to the provisions of this Agreement shall run from the date the party delivers the notice to the other party or three business days after the party places the notice in the United States mail. Each party may change the party's address by giving written notice to the other parties.

    11.02. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement of the parties with regard to the subject matter of this Agreement and replaces and supersedes all other written and oral agreements and statements of the parties relating to the subject matter of this Agreement.

    11.03. GOVERNING LAW. Notwithstanding the place where the parties execute this Agreement, the internal laws of Oklahoma shall govern the construction of the terms and the application of the provisions of this Agreement.

    11.04. HEADINGS. The headings used in this Agreement appear strictly for the parties' convenience in identifying the provisions of this Agreement and shall not affect the construction or interpretation of the provisions of this Agreement.

    11.05. BINDING EFFECT. This Agreement binds and inures to the benefit of the parties and their respective successors, legal representatives, heirs and permitted assigns.

    11.06. AMENDMENTS. No amendments to this Agreement shall become effective unless agreed to in writing by the Members whose Member Interests equal a majority of the outstanding Member Interests. However, any amendment which changes the amount of a Member's Member Interest in the Company shall require the written consent of that Member.

    11.08. COUNTERPARTS. The parties may execute this Agreement in counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one and the same instrument.

    In witness of their agreement, the parties have executed this Agreement as of the day and year first set forth above.

Manager:                               Sonic Restaurants, Inc.

                                       By:
                                          -----------------------------------
                                          (Vice) President

Supervisor:                            Sonic Industries Inc.

                                       By:
                                          -----------------------------------
                                          (Vice) President

                                MASTER AGREEMENT

    Sonic Restaurants, Inc. ("SRI"), an Oklahoma corporation; and ___ ("Partner"), a ____ resident, enter into this Master Agreement (this "Agreement") as of the ____ day of _____, 1997.

                              W I T N E S S E T H:

    Whereas, SRI owns and operates Sonic drive-in restaurants in a number of states, including ______; and

    Whereas, SRI and Partner intend to enter into certain general partnership agreements for the purpose of operating certain Sonic drive-in restaurants in __________ and other locations; and

    Whereas, SRI and Partner wish to set forth the terms and conditions of the proposed partnership agreements and the contemplated manner in which the respective partnerships will operate.

    Now, therefore, in consideration of the mutual covenants contained in this Agreement, the parties agree as follows:

    1. COVERED PARTNERSHIPS. Simultaneously with the execution of this Agreement, SRI and Partner shall execute an assignment and assumption agreement in the form attached as Exhibit A to this Agreement for each of the Sonic drive-in restaurants listed on Exhibit B to this Agreement. Thereafter, SRI and Partner may execute additional assignment and assumption agreements in substantially the same form as Exhibit A to this Agreement for the operation of future Sonic drive-in restaurants in __________ as designated by amendment to this Agreement from time to time. The addition of future partnerships to this Agreement shall take place on the basis of the mutual agreement of SRI and Partner. Either party may elect not to enter into a partnership agreement with the other party in his or its sole and absolute discretion.

    2. CAPITAL CONTRIBUTIONS. Upon the execution of each partnership agreement, SRI and Partner shall contribute to the capital of the respective partnership amounts determined by SRI.

    3. OPTION TO PURCHASE ADDITIONAL PARTNERSHIP INTERESTS. After Partner has served as the supervising partner of a partnership covered by this Agreement for two complete fiscal years ending August 31, Partner shall have the right to acquire additional supervising partner interests in that partnership out of SRI's partnership interests pursuant to the following provisions:

         (a) Partner may purchase an additional interest only if the partnership's net royalty sales and net income (as defined below) increased during the preceding fiscal year ending August 31.

         (b) If eligible, Partner shall have the right to purchase up to an additional 2% interest at the end of each consecutive two-year period.

         (c) To purchase an additional interest, Partner must give SRI written notice of Partner's election to purchase the interest and specify the amount of the additional percentage interest being purchased not later than November 30 of each eligible year.

         (d) Partner's purchase of any additional interest shall become effective the following January 1, subject to SRI's receipt of the purchase price for the interest.

         (e) The purchase price for Partner's additional interest shall equal, on a percentage point basis, the same amount as the original purchase price for Partner's original interest in the partnership.

         (f) Partner shall pay the purchase price for the additional interest by delivering a cashier's check payable to SRI with Partner's written notice of election to purchase the interest.

         (g) Partner may not purchase more than a cumulative total of an additional 5% supervising partner interest in each partnership.

         (h) Partner may not purchase an additional interest if it would result in SRI owning less than 51% of a partnership.

    4. SRI'S OPTION TO PURCHASE PARTNER'S INTERESTS. SRI shall have the right to purchase any or all of Partner's partnership interest in each partnership covered by this Agreement pursuant to the following provisions:

         (a) SRI shall have the right to purchase any or all of Partner's interest effective immediately upon 30 days' written notice to Partner.

         (b) The purchase price for Partner's interest shall equal an amount determined by multiplying Partner's percentage interest being purchased times 10% of the partnership's net royalty sales for the last 12 full months of operations during the period ending with the second month preceding the date of SRI's election to purchase Partner's interest.

         (c) If the partnership has not had 12 full months of operations during the period ending with the second month preceding the date of SRI's election to purchase Partner's interest, the purchase price for Partner's interest shall equal Partner's original purchase price for the interest being purchased.

         (d) On Partner's fifth anniversary as the supervising partner of a partnership and on each subsequent anniversary of that date, the purchase price for Partner's partnership interest shall increase through an increase of one percentage point in the applicable percent of the partnership's net royalty sales used in the foregoing calculation.

         (e) SRI shall pay Partner for the percentage interest purchased by corporate check within 30 days after the end of the 30-day period, and SRI shall have the right to offset any amounts due the partnership or SRI from Partner.

    5. NET ROYALTY SALES AND NET INCOME. The phrase "net royalty sales" shall mean the amount reported as net royalty sales to Sonic Industries Inc. on the profit and loss statements of the partnership prepared in the format then being required by Sonic Industries Inc. The phrase "net income" shall mean the amount reported as net income to Sonic Industries Inc. on the profit and loss statements of the partnership prepared in the format then being required by Sonic Industries Inc.

    6. TRANSFER OF PERCENTAGE INTEREST BY PARTNER. Partner shall not have the right to transfer, assign or pledge any partnership interest or any other interest in any partnership formed with SRI pursuant to the terms of this Agreement without the prior, written consent of SRI.

    7. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties with regard to the subject matter of this Agreement and replaces and supersedes all other written and oral agreements and statements of the parties relating to the subject matter of this Agreement.

    8. WAIVER. The failure of a party to insist in any one or more instances on the performance of any term or condition of this Agreement shall not operate as a waiver of any future performance of that term or condition.

    9. INTERPRETATION. The use of the masculine, feminine, or neuter genders in this Agreement, when appropriate, shall include the masculine, feminine or neuter gender, and the use of the singular, when appropriate, shall include the plural, and vice versa.

    10. ASSIGNMENT. No party may assign any of the party's rights or delegate any of the party's obligations under this Agreement.

    11. HEADINGS. The headings used in this Agreement appear strictly for the parties' convenience in identifying the provisions of this Agreement and shall not affect the construction or interpretation of the provisions of this Agreement.

    12. BINDING EFFECT. This Agreement binds and inures to the benefit of the parties and their respective successors, legal representatives, heirs and permitted assigns.

    13. AMENDMENTS. No amendment to this Agreement shall become binding unless in writing and signed by all of the parties to this Agreement.

    14. TIME. Time constitutes an essential part of each and every part of this Agreement.

    15. NOTICE. Except as otherwise provided in this Agreement, when this Agreement makes provision for notice or concurrence of any kind, the sending party shall deliver or address the notice to the other party by certified mail, telecopy, or nationally-recognized overnight delivery service to the following address or telecopy number:

    SRI:                          101 Park Avenue
                                  Oklahoma City, Oklahoma 73102
                                  (405) 280-7627

    Partner:
                                  ---------------------------------
                                  ---------------------------------
                                  (    )     -
                                   ----  ---- ------

    16. GOVERNING LAW. Notwithstanding the place where the parties execute this Agreement, the internal laws of Oklahoma shall govern the construction of the terms and the application of the provisions of this Agreement. The federal and state courts in Oklahoma County, Oklahoma, shall constitute the proper venue and forum for any action arising out of or in any way related to this Agreement. Each party to this Agreement hereby consents to any those court's exercise of personal jurisdiction over the party in that type of action and expressly waives all objections that the party otherwise might have to that exercise of personal jurisdiction.

    17. SEVERABILITY. If a court of competent jurisdiction holds any provision of this Agreement invalid or ineffective with respect to any person or circumstance, the holding shall not affect the remainder of this Agreement or the application of this Agreement to any other person or circumstance. If a court of competent jurisdiction holds any provision of this Agreement too broad to allow enforcement of the provision to its full extent, the court shall have the power and authority to enforce the provision to the maximum extent permitted by law and may modify the scope of the provision accordingly pursuant to an order of the court.

    In witness of their agreement, the parties have executed this Agreement on the day and year first above written.

SRI:                                   Sonic Restaurants, Inc.

                                  By:
                                      ------------------------------------
                                            (Vice) President
                                  Date:                            , 1997
                                        ------------------- -------

Attest:

--------------------------------
(Assistant) Secretary

Partner:
                                  ----------------------------------------
                                  ----------------------------------------
                                  SSN:  ###-##-####
                                  Date:                            , 1997
                                        ------------------- -------

                                MASTER AGREEMENT

    Sonic Restaurants, Inc. ("SRI"), an Oklahoma __________; and __ ("__"), a __ resident, enter into this Master Agreement (this "Agreement") as of the __ day of __, 199_.

                              W I T N E S S E T H:

    Whereas, SRI owns and operates Sonic drive-in restaurants in a number of states, including __; and

    Whereas, SRI and __ intend to form certain limited liability companies for the purpose of operating certain Sonic drive-in restaurants in __ and other locations; and

    Whereas, SRI and __ wish to set forth the terms and conditions of the operating agreements of the proposed limited liability companies and the contemplated manner in which the respective limited liability companies will operate.

    Now, therefore, in consideration of the mutual covenants contained in this Agreement, the parties agree as follows:

    1. COVERED LIMITED LIABILITY COMPANIES. Simultaneously with the execution of this Agreement, SRI and __ shall execute an assignment and assumption agreement in the form attached as Exhibit A to this Agreement for each of the Sonic drive-in restaurants listed on Exhibit B to this Agreement. Thereafter, SRI and ___ may execute additional assignment and assumption agreements in substantially the same form as Exhibit A to this Agreement for the operation of future Sonic drive-in restaurants in __________ as designated by amendment to this Agreement from time to time. The addition of future limited liability companies to this Agreement shall take place on the basis of the mutual agreement of SRI and ___. Either party may elect not to enter into an operating agreement with the other party in his or its sole and absolute discretion.

    2. CAPITAL CONTRIBUTIONS. Upon the execution of each operating agreement, SRI and __ shall contribute to the capital of the respective limited liability company amounts determined by SRI.

    3. OPTION TO PURCHASE ADDITIONAL MEMBER INTERESTS. After __ has served as the supervisor of a company covered by this Agreement for two complete fiscal years ending August 31, ___ shall have the right to acquire additional supervisor member interests in that company out of SRI's member interests pursuant to the following provisions:

         (a) ___ may purchase an additional interest only if the company's net royalty sales and net income (as defined below) increased during the preceding fiscal year ending August 31.

         (b) If eligible, ___ shall have the right to purchase up to an additional 2% interest at the end of each consecutive two-year period.

         (c) To purchase an additional interest, ___ must give SRI written notice of ___'s election to purchase the interest and specify the amount of the additional percentage interest being purchased not later than November 30 of each eligible year.

         (d) ___'s purchase of any additional interest shall become effective the following January 1, subject to SRI's receipt of the purchase price for the interest.

         (e) The purchase price for ___'s additional interest shall equal, on a percentage point basis, the same amount as the original purchase price for Partner's original interest in the company.

         (f) ___ shall pay the purchase price for the additional interest by delivering a cashier's check payable to SRI with ___'s written notice of election to purchase the interest.

         (g) ___ may not purchase more than a cumulative total of an additional 5% supervisor member interest in each company.

         (h) ___ may not purchase an additional interest if it would result in SRI owning less than 51% of a company.

    4. SRI'S OPTION TO PURCHASE ___'S INTERESTS. SRI shall have the right to purchase any or all of ___'s member interest in each company covered by this Agreement pursuant to the following provisions:

         (a) SRI shall have the right to purchase any or all of ___'s interest effective immediately upon 30 days' written notice to ___.

         (b) The purchase price for ___'s interest shall equal an amount determined by multiplying ___'s percentage interest being purchased times 10% of the company's net royalty sales for the last 12 full months of operations during the period ending with the second month preceding the date of SRI's election to purchase ___'s interest.

         (c) If the company has not had 12 full months of operations during the period ending with the second month preceding the date of SRI's election to purchase ___'s interest, the purchase price for ___'s interest shall equal ___'s original purchase price for the interest being purchased.

         (d) On ___'s fifth anniversary as the supervisor of a company and on each subsequent anniversary of that date, the purchase price for ___'s member interest shall increase through an increase of one percentage point in the applicable percent of the company's net royalty sales used in the foregoing calculation.

         (e) SRI shall pay ___ for the percentage interest purchased by corporate check within 30 days after the end of the 30-day period, and SRI shall have the right to offset any amounts due the company or SRI from ___.

    5. NET ROYALTY SALES AND NET INCOME. The phrase "net royalty sales" shall mean the amount reported as net royalty sales to Sonic Industries Inc. on the profit and loss statements of the company prepared in the format then being required by Sonic Industries Inc. The phrase "net income" shall mean the amount reported as net income to Sonic Industries Inc. on the profit and loss statements of the company prepared in the format then being required by Sonic Industries Inc.

    6. TRANSFER OF MEMBER INTEREST BY __________. __________ shall not have the right to transfer, assign or pledge any member interest or any other interest in any limited liability company formed with SRI pursuant to the terms of this Agreement without the prior, written consent of SRI.

    7. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties with regard to the subject matter of this Agreement and replaces and supersedes all other written and oral agreements and statements of the parties relating to the subject matter of this Agreement.

    8. WAIVER. The failure of a party to insist in any one or more instance on the performance of any term or condition of this Agreement shall not operate as a waiver of any future performance of that term or condition.

    9. INTERPRETATION. The use of the masculine, feminine, or neuter genders in this Agreement, when appropriate, shall include the masculine, feminine or neuter gender, and the use of the singular, when appropriate, shall include the plural, and vice versa.

    10. ASSIGNMENT. No party may assign any of the party's rights or delegate any of the party's obligations under this Agreement.

    11. HEADINGS. The headings used in this Agreement appear strictly for the parties' convenience in identifying the provisions of this Agreement and shall not affect the construction or interpretation of the provisions of this Agreement.

    12. BINDING EFFECT. This Agreement binds and inures to the benefit of the parties and their respective successors, legal representatives, heirs and permitted assigns.

    13. AMENDMENTS. No amendment to this Agreement shall become binding unless in writing and signed by all of the parties to this Agreement.

    14. TIME. Time constitutes an essential part of each and every part of this Agreement.

    15. NOTICE. Except as otherwise provided in this Agreement, when this Agreement makes provision for notice or concurrence of any kind, the sending party shall deliver or address the notice to the other party by certified mail, telecopy, or nationally-recognized overnight delivery service to the following address or telecopy number:

    SRI:                          101 Park Avenue
                                  Oklahoma City, Oklahoma 73102
                                  (405) 280-7654

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    16.  GOVERNING LAW.  Notwithstanding the place where the parties execute this Agreement, the internal laws of Oklahoma shall govern the construction of the terms and the application of the provisions of this Agreement. The federal and state courts in Oklahoma County, Oklahoma, shall constitute the sole proper venue and forum for any action arising out of or in any way related to this Agreement. Each party to this Agreement hereby consents to any of those court's exercise of personal jurisdiction over the party in that type of action and expressly waives all objections that the party otherwise might have to that exercise of personal jurisdiction.

    17. SEVERABILITY. If a court of competent jurisdiction holds any provision of this Agreement invalid or ineffective with respect to any person or circumstance, the holding shall not affect the remainder of this Agreement or the application of this Agreement to any other person or circumstance. If a court of competent jurisdiction holds any provision of this Agreement too broad to allow enforcement of the provision to its full extent, the court shall have the power and authority to enforce the provision to the maximum extent permitted by law and may modify the scope of the provision accordingly pursuant to an order of the court.

    In witness of their agreement, the parties have executed this Agreement on the day and year first above written.

SRI:                              Sonic Restaurants, Inc.

                                  By:
                                      ----------------------------------
                                        (Vice) President
                                  Date:                     , 199
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          :
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                                  Date:                           , 199
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